Exhibit 99.1 Press Release

Allied Nevada Announces Preliminary Full Year 2014 Gold and Silver Sales
Increase 19% and 115%, Respectively, Year-Over-Year

January 21, 2015 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-MKT: ANV) provides full year preliminary production and sales for 2014 and an update on the status of the mill expansion financing process. In 2014, we increased production by 12% for gold and more than doubled the silver production compared with 2013. Full year 2014 production and sales, as compared with 2013, were as follows:

	Years ended December 31,		2014 vs 2013
	2014	2013	Increase
SALES
Gold ounces	216,937	181,941	19%
Silver ounces	1,841,737	858,073	115%

PRODUCTION
Gold ounces	214,345	190,831	12%
Silver ounces	1,818,637	882,225	106%
“In 2014 we achieved a number of key goals, including completing positive prefeasibility and feasibility studies for the Hycroft mill project, increasing production and improving efficiency at the mine. While we did not hit our original production and sales targets for the year, we believe we have learned from our 2014 efforts and benefited from our focus on costs,” commented Randy Buffington. “I believe the work done in 2014 will position us well in 2015 as we continue to concentrate on operational improvements and cash generation.”
The increase in gold and silver production in 2014 resulted primarily from the higher mining rate year-over-year and the resultant additional ore tons placed on the leach pads, together with the increased processing capacity of the North Merrill-Crowe plant. The North Merrill-Crowe plant was also a significant contributor to the more than doubling in silver production and sales as it is much more efficient at recovering silver from process solution than the carbon columns.
We anticipate 2015 operating results to be very similar to 2014 in terms of production and sales, with our focus continuing to be on improving mining efficiencies and costs. We expect to provide more details on our 2015 guidance at the end of February, along with our 2014 financial results.
Mill Financing Update
Throughout the financing process we have received significant interest in the Hycroft mill project, but to date have not secured a path forward. Our progress has been hindered in part by the volatile market and commodity price conditions experienced throughout the year. Given the interest level in the Hycroft mill project and our belief in the compelling economics of the project, we are continuing with the process while we also explore other options to maximize our liquidity and improve the current heap leach operation.

Exhibit 99.1 Press Release

For further information on Allied Nevada, please contact:

Randy Buffington	Tracey Thom
President and CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119
or visit the Allied Nevada website at www.alliednevada.com.

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act (the “PSLRA”) or in releases made by the U.S. Securities and Exchange Commission (the “SEC”), all as may be amended from time to time. This cautionary statement is being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefit of the “safe harbor” provisions of such laws.
All statements, other than statements of historical fact, included herein or incorporated by reference, that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, "can", “will”, “would”, “could”, "should", “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions. Such forward-looking statements include, without limitation, statements regarding our future business strategy, plans and goals; risks relating to fluctuations in the price of gold and silver; uncertainties concerning reserve, resource and grade estimates; the availability and timing of capital for financing the Company’s exploration, development and expansion activities; anticipated costs, anticipated production, anticipated sales, anticipated capital expenditures, project economics, net present values and expected rates of return; the realization of expansion and construction activities and the timing thereof; production estimates and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results, performance or achievements to differ materially from those in the forward-looking statements include, among others, risks relating to fluctuations in the price of gold and silver; uncertainties concerning reserve, resource and grade estimates; the availability and timing of capital for financing the Company’s exploration, development and expansion activities; anticipated costs, anticipated production, anticipated sales, anticipated capital expenditures, project economics, net present values and expected rates of return; the realization of expansion and construction activities and the timing thereof; production estimates; as well as those factors discussed in Allied Nevada’s filings with the SEC including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q (which may be secured from us, either directly or from our website at www.alliednevada.com or at the SEC website www.sec.gov). Although Allied Nevada has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results, performance and achievements and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

2014 Preliminary Sales and Production	2